UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CISO Global, Inc.

(Name of Company as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this schedule and Exchange Act Rules 14c–5(g) and 0-11.

CISO Global, Inc.
6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

THE INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
CISO GLOBAL, INC.

THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

Dear Stockholders:

This Information Statement is being mailed to the stockholders of CISO Global, Inc., a Delaware corporation (“we,” “us” or the “Company”), in connection with the written consent on December 31, 2024 (the “Record Date”) of eight (8) shareholders, all of whose shares are controlled by David G. Jemmett (the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”)), Dana Jemmett (a Trustee of the Dana Borgman Trust and spouse of David G. Jemmett), Andrew K. McCain (a member of the Board), and Stephen H. Scott (an owner of more than ten percent (10%) of the outstanding shares of Common Stock) or their family members, entitled to vote an aggregate total of 6,057,338 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), representing approximately 51.2% of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”), that have approved the Private Placement and issuance of the Securities, each as defined and described in more detail in the Information Statement.

The General Corporation Law of the State of Delaware (the “DGCL”), permit holders of a majority of the voting power to take stockholder action by written consent. The written consent constitutes the consent of a majority of the total number of votes entitled to vote on the foregoing actions and is sufficient under Section 228 of the DGCL to approve the foregoing actions. Accordingly, the Company is not required to and will not hold a meeting of its stockholders to approve the actions described herein. We encourage you to read the attached Information Statement carefully for further information.

All necessary corporate approvals required pursuant to the DGCL and the Bylaws in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

You are encouraged to carefully read the Information Statement for further information regarding this action. In accordance with Rule 14c-2 promulgated under the Exchange Act and the notice requirements of the DGCL, the approval of the actions described herein will be deemed effective at a date that is 20 calendar days after the date the Definitive Information Statement has been mailed to our stockholders. This Information Statement is first being mailed to stockholders on or about January 17, 2025.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

The Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C under the Exchange Act.

By Order of the Board of Directors

/s/ David G. Jemmett
David G. Jemmett
Chief Executive Officer and Director
January 17, 2025

INFORMATION STATEMENT

OF

CISO Global, Inc.
6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

ACTIONS BY
CONSENTING MAJORITY STOCKHOLDER IN LIEU OF A MEETING

AND

NOTICE OF ACTION BY WRITTEN CONSENT PURSUANT TO SECTION 228
OF THE DELAWARE GENERAL CORPORATION LAW

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed to the stockholders of the Company in connection with the written consent on December 31, 2024 (the “Record Date”) of eight (8) shareholders, all of whose shares are controlled by David G. Jemmett (the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”)), Dana Jemmett (a Trustee of the Dana Borgman Trust and spouse of David G. Jemmett), Andrew K. McCain (a member of the Board), and Stephen H. Scott (an owner of more than ten percent (10%) of the outstanding shares of Common Stock) or their family members, entitled to vote an aggregate total of 6,057,338 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), representing approximately 51.2% of the voting power of the outstanding capital stock of the Company (the “Majority Stockholders”), that have approved the Private Placement and issuance of the Securities, each as defined and described in more detail herein.

The Company is subject to the Nasdaq Listing Rules because our Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). The issuance of shares of our Common Stock and the Warrants in connection with the Private Placement implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As of the December 10, 2024 signing date of the definitive documentation to issue the Securities, the Company could not issue in excess of an aggregate of 2,363,191 shares of Common Stock upon conversion of convertible notes and exercise of the Warrants issued pursuant to the Private Placement, unless the issuance of such excess shares was approved by our stockholders.

The approval of the Private Placement and issuance of the Common Stock and Warrants for purposes of Nasdaq Listing Rule 5635 was taken by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Board of Directors adopted resolutions approving the Private Placement and issuance of the Securities and recommended that the stockholders vote in favor of the Private Placement and issuance of the Securities. In connection with the adoption of these resolutions, the Majority Stockholders also voted in favor and entered into a written consent approving the Private Placement and issuance of the Securities.

2

The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 228 of the DGCL, which provides that the written consent of the holders of outstanding shares of capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about January 17, 2025 to stockholders as of the Record Date, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 under the Exchange Act.

No appraisal rights are afforded to our stockholders under Delaware law in connection with the matters discussed in this Information Statement.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed to stockholders on or about January 17, 2025, and the actions described herein may not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “except,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Outstanding Shares and Voting Rights

As of December 31, 2024, the Company had 11,821,866 shares of its Common Stock issued and outstanding and no shares of its Preferred Stock issued and outstanding. Holders of Common Stock are entitled to one vote on any matter submitted to stockholders. The Majority Stockholders, David G. Jemmett (the Company’s Chief Executive Officer and a member of the Board), Dana Jemmett (a Trustee of the Dana Borgman Trust and spouse of David G. Jemmett), Andrew K. McCain (a member of the Board), and Stephen H. Scott (an owner of more than ten percent (10%) of the outstanding shares of Common Stock) or their family members, has voted all of its 6,057,338 shares of Common Stock, representing approximately 51.2% of the voting power of the outstanding capital stock of the Company, to approve by written consent a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of the Securities in connection with the Purchase Agreements, representing Common Stock in an amount equal to or in excess of 20% of the number of shares of our Common Stock outstanding immediately prior to the issuance of such Securities. No consents are being solicited in connection with this Information Statement. No consideration was paid for the Majority Stockholders’ written consent.

Under applicable Delaware law, the affirmative vote of the majority of shares entitled to vote on the matter is required in connection with Nasdaq Listing Rule 5635. The written consent executed by the Majority Stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware is sufficient to approve all of the actions and no further stockholder action is required to approve the actions.

3

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our officers and directors, nor any of their associates, has any interest in the actions approved by our stockholders and described in this Information Statement except in their capacity as holders of our Common Stock (which interest does not differ from that of the other holders of our Common Stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of December 31, 2024 for (a) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (b) each of our executive officers, (c) each of our directors and (d) all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares of Common Stock underlying restricted stock units that may be settled within 60 days of December 31, 2024.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Common Stock that they beneficially own, subject to applicable community property laws.

Except as otherwise set forth below, the address of each of the persons listed below is CISO Global, Inc., 6900 E. Camelback Road, Suite 900, Scottsdale, Arizona 85251. Unless otherwise indicated, the Common Stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.

Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Jemmett Enterprises, LLC	4,429,000	37.46%
Stephen H. Scott, Jr.	1,203,335	10.18%

David G. Jemmett	4,629,001	39.16%
Debra L. Smith	64,964	*
Kyle J. Young	64,964	*
Ret. General Robert C. Oaks	26,666	*
Reid S. Holbrook	26,666	*
Andrew K. McCain	571,884	4.70%
Ernst M. (KiKi) VanDeWeghe, III	13,333	*
Brett Chugg	——	——

Directors & Executive Officers as a Group (8 persons)	5,397,478	43.65%

* Less than 1% of the outstanding shares of common stock.

4

NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING MAJORITY STOCKHOLDER

The following actions have been approved by the written consent of the Majority Stockholders, whose votes represent approximately 51.2% of the votes of our issued and outstanding capital stock entitled to vote on matters submitted to the stockholders:

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Description of the Private Placement

On December 10, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several purchasers (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers have agreed to purchase an aggregate of up to $8,125,000 of securities from the Company, including certain convertible notes and certain common stock purchase warrants. Common Stock Purchase Warrants (the “Warrants”) were issued to the Purchasers, one for 5,500,000 shares and a second for 1,000,000 shares; available for purchase for five years with an exercise price of One Dollar ($1.00) per share (such transactions, the “Private Placement”). The aggregate gross proceeds the Company received pursuant to the Private Placement was $6.5 million equating to an aggregate maximum original principal amount of the convertible notes of $8.125 million after applying the twenty percent (20%) original issue discount.

Of the $6.5 million total, the Company received $1 million of gross proceeds on December 10, 2024 and $1.5 million of gross proceeds on December 26, 2024. The balance of $4 million was paid on January 8, 2025 upon both (a) notification by the SEC that the resale registration statement to register the shares of Common Stock underlying the convertible notes and the Warrant shares would not be reviewed or was no longer subject to further review and comments and (b) stockholder approval for the issuance of shares pursuant to Nasdaq Listing Rule 5635(d) being obtained.

Also agreed upon in connection with the Private Placement was a change in majority control of the Board whereby there were resignations of five former members of the Board and additions of three new members to the Board. The change in the majority of the Board was conditioned upon (a) the regulatory filing and mailing of the Information Statement pursuant to Securities and Exchange Act Section 14(f) and Rule 14f-1 (the mailing occurred on December 18, 2024) and (b) the $4 million balance of gross proceeds being paid to the Company on January 8, 2025. A Current Report on Form 8-K was filed on January 14, 2025 stating January 8, 2025 as the effective date of the changes in members of the Board.

The Company intends to use the net proceeds from the Private Placement to repay outstanding principal amount of short-term indebtedness, and for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of additional companies or technologies, and investments.

The securities were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder. A resale registration statement on Form S-3 was filed with the Securities and Exchange Commission on December 23, 2024 to register the shares of Common Stock underlying the convertible notes and the Warrant shares.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

5

In connection with the Private Placement, the Company entered into a placement agency agreement dated September 18, 2024 (the “Placement Agency Agreement”), with RBW Capital Partners, LLC and Dominari Securities, LLC (each, a “Placement Agent”, together, the “Placement Agents”) pursuant to which the Company agreed to pay a cash fee equal to 7.0% of the gross proceeds of the Private Placement and up to $100,000 for out-of-pocket expenses for legal fees and other expenses. Additionally, the Company agreed to issue to the Placement Agents warrants to purchase up to an aggregate of 224,945 shares of Common Stock, equal to 5.0% of the aggregate number of Shares to be sold in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for five years and have an exercise price of $1.66 per share (equal to 115% of the offering price per Share).

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the Nasdaq Listing Rules because our Common Stock is currently listed on Nasdaq. The issuance of shares of our Common Stock and Warrants (including the Warrant Shares issuable upon exercise of the Warrants, collectively, the “Securities”) in connection with the Purchase Agreements implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As of the December 10, 2024 signing date of the Purchase Agreement, the Company could not issue in excess of an aggregate of 2,363,191 shares of Common Stock upon conversion of convertible notes and exercise of the Warrants issued pursuant to the Private Placement, unless the issuance of such excess shares was approved by our stockholders.

Based on the floor price of the convertible notes of $0.394, the Company expects to issue a maximum of 27,121,828 shares of Common Stock pursuant to the Private Placement. The 27,121,828 share amount is comprised of (a) 20,621,828 shares of Common Stock issuable pursuant to the conversion of the convertible notes; and (b) 6.5 million shares of Common Stock issuable pursuant to the exercise of the Warrants.

Action by Written Consent of the Majority Stockholder

As of December 31, 2024, the Majority Stockholders by written consent, in accordance with Nasdaq Listing Rule 5635(d), approved the Private Placement and issuance of the Securities.

Our Board of Directors is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is 20 calendar days after this Information Statement is first mailed to holders of our Common Stock as of the Record Date.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the DGCL in connection with the actions set forth in this Information Statement.

6

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read the Company’s SEC filings, including this information statement, over the Internet at the SEC’s website at http://www.sec.gov or the Company’s website at http://ir.ciso.inc/. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this information statement.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” information into this Information Statement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement, except for any information superseded by information contained expressly in this Information Statement, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this Information Statement is current as of any date other than the date on the front page of this Information Statement or (ii) any information we have incorporated by reference in this Information Statement is current as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit), including all such documents the Company may file with the SEC after the date on which this Information Statement was initially filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 20, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 18, 2024; and

●	our Current Reports on Form 8-K, filed with the SEC on January 4, 2024, February 27, 2024, March 6, 2024, March 7, 2024, March 26, 2024, June 28, 2024, July 5, 2024, December 4, 2024, December 10, 2024, December 16, 2024, and January 14, 2025.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to notice hereunder, we will, without charge, provide a copy of any documents we file with the SEC. Requests should be directed to CISO Global, Inc., 6900 East Camelback Road, Suite 900, Scottsdale, Arizona 85251, Attention: General Counsel.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing CISO Global, Inc., 6900 East Camelback Road, Suite 900, Scottsdale, Arizona 85251, Attention: General Counsel, or calling our main telephone number at 480-389-3444. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

7

CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Majority Stockholders. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David G. Jemmett
David G. Jemmett Chief Executive Officer and Director

8